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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Horizon Selected Historical and Unaudited Pro Forma Financial Information" and "Experts" and to the incorporation by reference in the Proxy Statement/Prospectus of Horizon/CMS Healthcare Corporation and Pacific Rehabilitation & Sports Medicine, Inc. that is made part of the Registration Statement (Form S-4) of our report dated August 3, 1995, except for Note 6 and Note 19 for which the date is September 26, 1995;
Note 14 for which the date is September 12, 1995; and Note 20 for which the date is September 27, 1995, with respect to the consolidated financial statements of Continental Medical Systems, Inc. for the years ended June 30, 1995 and June 30, 1994 included in Horizon/CMS Healthcare Corporation's Form 8-K dated November 21, 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Harrisburg, Pennsylvania
December 20, 1995